Exhibit 99.1

Clean Energy Reports Revenue of $125.7 Million and 54.1 Million RNG Gallons Sold for the Third Quarter of 2022

NEWPORT BEACH, Calif. — (BUSINESS WIRE) — November 8, 2022 — Clean Energy Fuels Corp. (NASDAQ: CLNE) (“Clean Energy” or the “Company”) today announced its operating results for the third quarter of 2022.

Andrew J. Littlefair, Clean Energy’s President and Chief Executive Officer, stated: “A significant highlight in the third quarter was the passing of the Inflation Reduction Act which extended the alternative fuel tax credit, included qualified biogas projects in the investment tax credit and a new clean fuel production credit applicable to our dairy RNG projects. RNG continues to be a big winner for us with volumes growing 28% in the quarter compared to last year and great progress on RNG supply projects at dairies, which will help us meet continued demand. We are also pleased to see our agreement with World Fuels Services to supply LNG for Pasha ships begin to move the needle in our fuel volumes.”

The Company sold 54.1 million gallons of renewable natural gas (“RNG”) in the third quarter of 2022, a 28.2% increase compared to the third quarter of 2021. For the nine months ended September 30, 2022, the Company sold 143.8 million gallons of RNG compared to 122.1 million gallons sold in the same period in 2021, a 17.8% increase.

The Company’s revenue for the third quarter of 2022 was $125.7 million, an increase of $39.6 million compared to $86.1 million in the third quarter of 2021. Revenue for the third quarter of 2022 was reduced by $7.0 million of non-cash stock-based sales incentive contra-revenue charges (“Amazon warrant charges”) related to the warrant issued to Amazon.com NV Investment Holdings LLC (the “Amazon warrant”), compared to Amazon warrant charges of $2.2 million in the third quarter of 2021. Revenue for the third quarter of 2022 also included an unrealized gain of $0.5 million on commodity swap and customer fueling contracts relating to the Company’s Zero Now truck financing program, compared to an unrealized gain of $0.3 million in the third quarter of 2021. The increase in revenue was principally the result of higher sales price of natural gas and higher average renewable identification number (“RIN”) prices, along with an increase in the number of gallons sold and serviced, partially offset by lower average low carbon fuel standards (“LCFS”) credit prices during the quarter. Alternative fuel excise tax credit (“AFTC”) revenue was $16.1 million in the third quarter of 2022, compared to AFTC revenue of $5.3 million in the third quarter of 2021. The increase in AFTC revenue was due to the reinstatement and extension of the AFTC incentive, beginning retroactively to January 1, 2022, under the Inflation Reduction Act of 2022 which was passed into law in August 2022. Station construction revenue was $6.4 million for the third quarter of 2022 compared to $2.6 million for the third quarter of 2021.

The Company’s revenue for the nine months ended September 30, 2022 was $306.4 million, an increase of $142.7 million compared to $163.7 million in the nine months ended September 30, 2021. Revenue for the nine months ended September 30, 2022 was reduced by $15.5 million of Amazon warrant charges, compared to Amazon warrant charges of $80.2 million in the nine months ended September 30, 2021. Revenue for the nine months ended September 30, 2022 also included an unrealized loss of $1.6 million on commodity swap and customer fueling contracts relating to the Company’s Zero Now truck financing program, compared to an unrealized loss of $2.2 million in the nine months ended September 30, 2021. The increase in revenue was principally the result of higher sales price of natural gas and higher RIN prices, along with an increase in the number of gallons sold and serviced, partially offset by lower average LCFS credit prices during the period. Revenue for the nine months ended September 30, 2022 included AFTC revenue of $16.3 million, compared to AFTC revenue of $15.0 million in the nine months ended September 30, 2021. The increase in AFTC revenue was due to higher number of gallons of fuel sold. Station construction revenue was $15.7 million for the nine months ended September 30, 2022, compared to $13.2 million for the nine months ended September 30, 2021.

On a GAAP (as defined below) basis, net loss attributable to Clean Energy for the third quarter of 2022 was $(9.0) million, or $(0.04) per share, compared to $(3.9) million, or $(0.02) per share, for the third quarter of 2021. Compared to the third quarter of 2021, the third quarter of 2022 was positively affected by higher AFTC revenue due to reinstatement of the incentive, offset by higher Amazon warrant charges, higher stock compensation expense, and higher depreciation expense associated with the removal of fueling station equipment from select Pilot Travel Centers LLC (“Pilot”) locations.

On a GAAP basis, net loss attributable to Clean Energy for the nine months ended September 30, 2022 was $(46.4) million, or $(0.21) per share, compared to $(90.8) million, or $(0.43) per share, for the nine months ended September 30, 2021. Compared to that of 2021, the nine months ended September 30, 2022 was positively affected by lower Amazon warrant charges, partially offset by higher stock compensation expense, costs associated with ramping up our RNG supply investments, a loss on extinguishment (refinancing) of debt at our NG Advantage majority-controlled subsidiary, and higher depreciation expense associated with the removal of fueling station equipment from select Pilot locations.

Non-GAAP income per share and Adjusted EBITDA (each as defined below) for the third quarter of 2022 was $0.06 and $24.1 million, respectively, which included $15.8 million, net AFTC income relating to vehicle fuel sales made beginning January 1, 2022. Non-GAAP income per share and Adjusted EBITDA for the third quarter of 2021 was $0.01 and $13.4 million, respectively, which included $5.3 million, net AFTC income.

Non-GAAP income per share and Adjusted EBITDA for the nine months ended September 30, 2022 was $0.00 and $37.4 million, respectively. Non-GAAP income per share and Adjusted EBITDA for the nine months ended September 30, 2021 was $0.01 and $39.0 million, respectively.

Non-GAAP income (loss) per share and Adjusted EBITDA are described below and reconciled to GAAP net income (loss) per share attributable to Clean Energy and GAAP net income (loss) attributable to Clean Energy, respectively.

Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses non-GAAP financial measures that it calls non-GAAP income (loss) per share (“non-GAAP income (loss) per share”) and adjusted EBITDA (“Adjusted EBITDA”). Management presents non-GAAP income (loss) per share and Adjusted EBITDA because it believes these measures provide meaningful supplemental information about the Company’s performance, for the following reasons: (1) these measures allow for greater transparency with respect to key metrics used by management to assess the Company’s operating performance and make financial and operational decisions; (2) these measures exclude the effect of items that management believes are not directly attributable to the Company’s core operating performance and may obscure trends in the business; and (3) these measures are used by institutional investors and the analyst community to help analyze the Company’s business. In future quarters, the Company may adjust for other expenditures, charges or gains to present non-GAAP financial measures that the Company’s management believes are indicative of the Company’s core operating performance.

Non-GAAP financial measures are limited as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company’s management deems appropriate), and the Company expects to continue to incur expenses, charges or gains like the non-GAAP adjustments described below. Accordingly, unless expressly stated otherwise, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent, or non-recurring. Non-GAAP income (loss) per share and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to GAAP income (loss), GAAP income (loss) per share or any other GAAP measure as an indicator of operating performance. Moreover, because not all companies use identical measures and calculations, the Company’s presentation of non-GAAP income (loss) per share and Adjusted EBITDA may not be comparable to other similarly titled measures used by other companies.

Non-GAAP Income (Loss) Per Share

Non-GAAP income (loss) per share, which the Company presents as a non-GAAP measure of its performance, is defined as net income (loss) attributable to Clean Energy Fuels Corp., plus Amazon warrant charges, plus stock-based compensation expense, plus accelerated depreciation expense relating to the removal of fueling station equipment located on certain Pilot premises, plus (minus) loss (income) from the SAFE&CEC S.r.l. equity method investment, and plus (minus) any loss (gain) from changes in the fair value of derivative instruments, the total of which is divided by the Company’s weighted-average common shares outstanding on a diluted basis. The Company’s management believes excluding non-cash expenses related to the Amazon warrant charges provides useful information to investors regarding the Company’s performance because the Amazon warrant charges are measured based upon a fair value determined using a variety of assumptions and estimates, and the Amazon warrant charges do not impact the Company’s operating cash flows related to the delivery and sale of vehicle fuel to its customer. The Company’s management believes excluding non-cash expenses related to stock-based compensation provides useful information to investors regarding the Company’s performance because of the varying available valuation methodologies, the volatility of the expense (which depends on market forces outside of management’s control), the subjectivity of the assumptions and the variety of award types that a company can use, which may obscure trends in a company’s core operating performance. The Company’s management believes excluding non-cash accelerated depreciation expense relating to the removal of fueling station equipment located on certain Pilot premises is helpful to investors because the expense is not part of or representative of the on-going operations of the Company and may reduce comparability or obscure trends in the Company’s operating performance. Similarly, the Company believes excluding the non-cash results from the SAFE&CEC S.r.l. equity method investment is useful to investors because these charges are not part of or representative of the core operations of the Company. In addition, the Company’s management believes excluding the non-cash loss (gain) from changes in the fair value of derivative instruments is useful to investors because the valuation of the derivative instruments is based on a number of subjective assumptions, the amount of the loss or gain is derived from market forces outside of management’s control, and the exclusion of these amounts enables investors to compare the Company’s performance with other companies that do not use, or use different forms of, derivative instruments.

The table below shows GAAP and non-GAAP income (loss) attributable to Clean Energy per share and also reconciles GAAP net income (loss) attributable to Clean Energy to the non-GAAP net income (loss) attributable to Clean Energy figure used in the calculation of non-GAAP income (loss) per share:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except share and per share data)	2021	2022	2021	2022
Net loss attributable to Clean Energy Fuels Corp.	$(3,934)	$(8,973)	$(90,770)	$(46,399)
Amazon warrant charges	2,184	6,967	80,237	15,500
Stock-based compensation	3,435	5,964	10,220	20,685
Accelerated depreciation expense associated with station equipment removal	—	8,766	—	8,766
Loss from SAFE&CEC S.r.l. equity method investment	134	333	22	554
Loss (gain) from change in fair value of derivative instruments	(267)	(508)	2,240	1,606
Non-GAAP net income attributable to Clean Energy Fuels Corp.	$1,552	$12,549	$1,949	$712
Diluted weighted-average common shares outstanding	226,412,718	224,760,621	214,144,066	225,045,445
GAAP loss attributable to Clean Energy Fuels Corp. per share	$(0.02)	$(0.04)	$(0.43)	$(0.21)
Non-GAAP income attributable to Clean Energy Fuels Corp. per share	$0.01	$0.06	$0.01	$0.00

Adjusted EBITDA

Adjusted EBITDA, which the Company presents as a non-GAAP measure of its performance, is defined as net income (loss) attributable to Clean Energy Fuels Corp., plus (minus) income tax expense (benefit), plus interest expense (including any losses from the extinguishment of debt), minus interest income, plus depreciation and amortization expense, plus Amazon warrant charges, plus stock-based compensation expense, plus (minus) loss (income) from the SAFE&CEC S.r.l. equity method investment, and plus (minus) any loss (gain) from changes in the fair value of derivative instruments. The Company’s management believes Adjusted EBITDA provides useful information to investors regarding the Company’s performance for the same reasons discussed above with respect to non-GAAP income (loss) per share. In addition, management internally uses Adjusted EBITDA to determine elements of executive and employee compensation.

The table below shows Adjusted EBITDA and also reconciles this figure to GAAP net loss attributable to Clean Energy:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands)	2021	2022	2021	2022
Net loss attributable to Clean Energy Fuels Corp.	$(3,934)	$(8,973)	$(90,770)	$(46,399)
Income tax expense	60	106	199	223
Interest expense	1,038	670	3,476	4,479
Interest income	(334)	(1,019)	(828)	(1,773)
Depreciation and amortization	11,092	20,539	34,208	42,485
Amazon warrant charges	2,184	6,967	80,237	15,500
Stock-based compensation	3,435	5,964	10,220	20,685
Loss from SAFE&CEC S.r.l. equity method investment	134	333	22	554
Loss (gain) from change in fair value of derivative instruments	(267)	(508)	2,240	1,606
Adjusted EBITDA	$13,408	$24,079	$39,004	$37,360

Fuel and Service Volume

The following tables present, for the three and nine months ended September 30, 2021 and 2022, (1) the amount of total fuel volume the Company sold to customers with particular focus on RNG volume as a subset of total fuel volume and (2) O&M services volume dispensed at facilities the Company does not own but where it provides O&M services on a per-gallon or fixed fee basis. Certain gallons are included in both fuel and service volumes when the Company sells fuel (product revenue) to a customer and provides maintenance services (service revenue) to the same customer.

	Three Months Ended		Nine Months Ended
Fuel volume, GGEs(2) sold (in millions),	September 30,		September 30,
correlating to total volume-related product revenue	2021	2022	2021	2022
RNG(1)	42.2	54.1	122.1	143.8
Conventional natural gas(1)	21.7	19.3	58.3	53.9
Total fuel volume	63.9	73.4	180.4	197.7

	Three Months Ended		Nine Months Ended
O&M services volume, GGEs(2) serviced (in millions),	September 30,		September 30,
correlating to volume-related O&M services revenue	2021	2022	2021	2022
O&M services volume	60.0	62.8	171.0	178.8

(1)	All RNG and conventional natural gas sold were sourced from third-party suppliers.
(2)	The Company calculates one gasoline gallon equivalent (“GGE”) to equal 125,000 British Thermal Units (“BTUs”), and, as such, one million BTUs (“MMBTU”) equal eight GGEs.

Sources of Revenue

The following table shows the Company's sources of revenue for the three and nine months ended September 30, 2021 and 2022:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Revenue (in millions)	2021	2022	2021	2022
Product revenue:
Volume-related
Fuel sales(1)	$52.3	$78.5	$72.2	$204.2
Change in fair value of derivative instruments(2)	0.3	0.5	(2.2)	(1.6)
RIN Credits	8.1	9.3	21.9	27.0
LCFS Credits	5.7	2.6	13.0	10.1
AFTC	5.3	16.1	15.0	16.3
Total volume-related product revenue	71.7	107.0	119.9	256.0
Station construction sales	2.6	6.4	13.2	15.7
Total product revenue	74.3	113.4	133.1	271.7
Service revenue:
Volume-related, O&M services	11.7	12.0	30.5	33.7
Other services	0.1	0.3	0.1	1.0
Total service revenue	11.8	12.3	30.6	34.7
Total revenue	$86.1	$125.7	$163.7	$306.4

(1)	Includes $7.0 million and $15.5 million of Amazon warrant contra-revenue charges for the three and nine months ended September 30, 2022, respectively. For the three and nine months ended September 30, 2021, $2.2 million and $80.2 million, respectively, of Amazon warrant contra-revenue charges are included.

(2)	The change in fair value of derivative instruments is related to the Company’s commodity swap and customer fueling contracts. The amounts are classified as revenue because the Company’s commodity swap contracts are used to economically offset the risk associated with the diesel-to-natural gas price spread resulting from customer fueling contracts under the Company’s Zero Now truck financing program.

2022 Outlook

GAAP net loss for 2022 is expected to be approximately $(58) million, assuming no unrealized gains or losses on commodity swap and customer contracts relating to the Company’s Zero Now truck financing program and including Amazon warrant charges estimated to be $28 million. Changes in diesel and natural gas market conditions resulting in unrealized gains or losses on the Company’s commodity swap and customer fueling contracts relating to the Company’s Zero Now truck financing program, and significant variations in the vesting by Amazon of the Amazon warrant could significantly affect the Company’s estimated GAAP net loss for 2022. Adjusted EBITDA for 2022 is estimated to be approximately $60 million. These expectations exclude the impact of any acquisitions, divestitures, new joint ventures, transactions or other extraordinary events including a deterioration in, slower or lack of any recovery from the COVID-19 pandemic. Additionally, the expectations regarding 2022 Adjusted EBITDA assumes the calculation of this non-GAAP financial measure in the same manner as described above and adding back the estimated Amazon warrant charges described above and without adjustments for any other items that may arise during 2022 that management deems appropriate to exclude. These expectations are forward-looking statements and are qualified by the statement under “Safe Harbor Statement” below.

(in thousands)	2022 Outlook
GAAP Net loss attributable to Clean Energy Fuels Corp.	$(58,000)
Income tax expense (benefit)	—
Interest expense	6,500
Interest income	(2,150)
Depreciation and amortization	57,000
Stock-based compensation	28,350
Loss (income) from SAFE&CEC S.r.l. equity method investment	—
Loss (gain) from change in fair value of derivative instruments	—
Amazon warrant charges	28,300
Adjusted EBITDA	$60,000

Today’s Conference Call

The Company will host an investor conference call today at 4:30 p.m. Eastern time (1:30 p.m. Pacific). Investors interested in participating in the live call can dial 1.800.458.4121 from the U.S. and international callers can dial 1.646.828.8193. A telephone replay will be available approximately three hours after the call concludes through Thursday, December 8, 2022, by dialing 1.844.512.2921 from the U.S., or 1.412.317.6671 from international locations, and entering Replay Pin Number 3761917. There also will be a simultaneous, live webcast available on the Investor Relations section of the Company’s web site at www.cleanenergyfuels.com, which will be available for replay for 30 days.

About Clean Energy Fuels Corp.

Clean Energy Fuels Corp. is the country’s largest provider of the cleanest fuel for the transportation market. Our mission is to decarbonize transportation through the development and delivery of renewable natural gas (“RNG”), a sustainable fuel derived from organic waste. Clean Energy allows thousands of vehicles, from airport shuttles to city buses to waste and heavy-duty trucks, to reduce their amount of climate-harming greenhouse gas. We operate a vast network of fueling stations across the U.S. and Canada. Visit www.cleanenergyfuels.com and follow @ce_renewables on Twitter.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements about, among other things, our fiscal 2022 outlook, our volume growth, customer expansion, production sources, joint ventures, and the benefits of our fuels.

Forward-looking statements are statements other than historical facts and relate to future events or circumstances or the Company’s future performance, and they are based on the Company’s current assumptions, expectations and beliefs concerning future developments and their potential effect on the Company and its business. As a result, actual results, performance or achievements and the timing of events could differ materially from those anticipated in or implied by these forward-looking statements as a result of many factors including, among others: the COVID-19 pandemic and the measures taken to prevent its spread and the related impact on our operations, liquidity and financial condition; the willingness of fleets and other consumers to adopt natural gas as a vehicle fuel, and the rate and level of any such adoption; the Company’s ability to capture a substantial share of the market for alternative vehicle fuels and vehicle fuels generally and otherwise compete successfully in these markets; the potential adoption of government policies or programs or increased publicity or popular sentiment in favor of other vehicle fuels; the market’s perception of the benefits of RNG and conventional natural gas relative to other alternative vehicle fuels; natural gas vehicle and engine cost, fuel usage, availability, quality, safety, convenience, design, performance and residual value, as well as operator perception with respect to these factors, in general and in the Company’s key customer markets, including heavy-duty trucking; the Company’s ability to manage and grow its RNG business, including its ability to procure adequate supplies of RNG and generate revenues from sales of such RNG; the Company and its suppliers’ ability to successfully develop and operate projects and produce expected volumes of RNG; the potential commercial viability of livestock waste and dairy farm projects to produce RNG; the Company’s history of net losses and the possibility the Company incurs additional net losses in the future; the Company’s and its partners’ ability to acquire, finance, construct and develop other commercial projects; the Company’s ability to invest in hydrogen stations or modify its fueling stations to reform its RNG to fuel hydrogen and electric vehicles; the Company’s ability to realize the expected benefits from the commercial arrangement with Amazon and related transactions; future supply, demand, use and prices of crude oil, gasoline, diesel, natural gas, and other vehicle fuels, including overall levels of and volatility in these factors; changes in the competitive environment in which we operate, including potentially increasing competition in the market for vehicle fuels generally; the Company’s ability to manage and grow its business of transporting and selling CNG for non-vehicle purposes via virtual natural gas pipelines and interconnects, as well as its station design and construction activities; construction, permitting and other factors that could cause delays or other problems at station construction projects; the Company’s ability to execute and realize the intended benefits of any acquisitions, divestitures, investments or other strategic relationships or transactions; future availability of and our access to additional capital, which may include debt or equity financing, in the amounts and at the times needed to fund growth in the Company’s business and the repayment of its debt obligations (whether at or before their due dates) or other expenditures, as well as the terms and other effects of any such capital raising transaction; the Company’s ability to generate sufficient cash flows to repay its debt obligations as they come due; the availability of environmental, tax and other government legislation, regulations, programs and incentives that promote natural gas, such as AFTC, or other alternatives as a vehicle fuel, including long-standing support for gasoline- and diesel-powered vehicles and growing support for electric and hydrogen-powered vehicles that could result in programs or incentives that favor these or other vehicles or vehicle fuels over natural gas; the Company’s ability to comply with various registration and regulatory requirements related to its RNG projects; the effect of, or potential for changes to greenhouse gas emissions requirements or other environmental regulations applicable to vehicles powered by gasoline, diesel, natural gas or other vehicle fuels and crude oil and natural gas fueling, drilling, production, transportation or use; the Company’s ability to manage the safety and environmental risks inherent in its operations; the Company’s compliance with all applicable government regulations; the impact of the foregoing on the trading price of the Company’s common stock; and general political, regulatory, economic and market conditions.

The forward-looking statements made in this press release speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. The Company’s periodic reports filed with the Securities and Exchange Commission (www.sec.gov), including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 that the Company expects to file with the Securities and Exchange Commission on or about November 8, 2022, contain additional information about these and other risk factors that may cause actual results to differ materially from the forward-looking statements contained in this press release, and such risk factors may be amended, supplemented or superseded from time to time by other reports the Company files with the Securities and Exchange Commission.

Investor Contact:

investors@cleanenergyfuels.com

News Media Contact:

Raleigh Gerber

Director of Corporate Communications

949.437.1397

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data; Unaudited)

	December 31,	September 30,
	2021	2022
Assets
Current assets:
Cash and cash equivalents	$99,448	$23,123
Short-term investments	129,722	110,989
Accounts receivable, net of allowance of $1,205 and $1,457 as of December 31, 2021 and September 30, 2022, respectively	87,433	92,161
Other receivables	24,447	35,112
Inventory	31,302	35,927
Prepaid expenses and other current assets	37,584	58,262
Total current assets	409,936	355,574
Operating lease right-of-use assets	42,537	45,144
Land, property and equipment, net	261,761	248,902
Restricted cash	7,008	—
Notes receivable and other long-term assets, net	56,189	28,155
Investments in other entities	109,811	193,428
Goodwill	64,328	64,328
Intangible assets, net	5,500	5,915
Total assets	$957,070	$941,446
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of debt	$12,845	$4,165
Current portion of finance lease obligations	846	939
Current portion of operating lease obligations	3,551	3,920
Accounts payable	24,352	31,038
Accrued liabilities	75,159	85,200
Deferred revenue	7,251	4,927
Derivative liabilities, related party	1,900	3,912
Total current liabilities	125,904	134,101
Long-term portion of debt	23,215	24,390
Long-term portion of finance lease obligations	2,427	2,223
Long-term portion of operating lease obligations	39,431	41,682
Long-term portion of derivative liabilities, related party	2,483	1,694
Other long-term liabilities	8,199	8,633
Total liabilities	201,659	212,723
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value. 454,000,000 shares authorized; 222,684,923 shares and 222,413,908 shares issued and outstanding as of December 31, 2021 and September 30, 2022, respectively	22	22
Additional paid-in capital	1,519,918	1,543,511
Accumulated deficit	(771,242)	(817,641)
Accumulated other comprehensive loss	(1,622)	(4,877)
Total Clean Energy Fuels Corp. stockholders’ equity	747,076	721,015
Noncontrolling interest in subsidiary	8,335	7,708
Total stockholders’ equity	755,411	728,723
Total liabilities and stockholders’ equity	$957,070	$941,446

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data; Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2022	2021	2022
Revenue:
Product revenue	$74,354	$113,360	$133,081	$271,720
Service revenue	11,741	12,327	30,637	34,688
Total revenue	86,095	125,687	163,718	306,408
Operating expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below):
Product cost of sales	48,254	79,710	134,356	203,258
Service cost of sales	7,547	7,565	18,757	20,314
Selling, general and administrative	22,303	26,501	65,350	80,909
Depreciation and amortization	11,092	20,539	34,208	42,485
Total operating expenses	89,196	134,315	252,671	346,966
Operating loss	(3,101)	(8,628)	(88,953)	(40,558)
Interest expense	(1,038)	(670)	(3,476)	(4,479)
Interest income	334	1,019	828	1,773
Other income, net	62	25	906	59
Loss from equity method investments	(355)	(728)	(660)	(3,598)
Loss before income taxes	(4,098)	(8,982)	(91,355)	(46,803)
Income tax expense	(60)	(106)	(199)	(223)
Net loss	(4,158)	(9,088)	(91,554)	(47,026)
Loss attributable to noncontrolling interest	224	115	784	627
Net loss attributable to Clean Energy Fuels Corp.	$(3,934)	$(8,973)	$(90,770)	$(46,399)
Net loss attributable to Clean Energy Fuels Corp. per share:
Basic and diluted	$(0.02)	$(0.04)	$(0.43)	$(0.21)
Weighted-average common shares outstanding:
Basic and diluted	223,008,202	222,239,376	209,771,584	222,409,802